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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report, which contained a captioned opinion dated August 14, 1996, and to all references to our Firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

New York, New York
September 17, 1996